QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.7

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THE INDEBTEDNESS REPRESENTED BY THIS SECURITY IS SUBORDINATED TO THE SENIOR OBLIGATIONS, AS DEFINED IN AND PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT MADE AS OF JUNE 15, 2001 BY AND AMONG CONGRESS FINANCIAL CORPORATION (NEW ENGLAND), PICTURETEL CORPORATION, CERTAIN SUBSIDIARIES OF PICTURETEL CORPORATION, AND POLYCOM, INC.

PICTURETEL CORPORATION

8% SENIOR CONVERTIBLE NOTE DUE 2005
SERIES B

No. B-1	$34,900,000

    PictureTel Corporation, a Delaware corporation (the "Company"), for value received, hereby promises to pay to Polycom, Inc., or registered assigns, the principal sum of Thirty-Four Million Nine Hundred Thousand Dollars ($34,900,000) according to the payment schedule set forth below and to pay interest thereon, from June 15, 2001, or from the most recent interest payment date to which interest has been paid, quarterly on August 31, November 30, February 28 and May 31 in each year, commencing August 31, 2001, at the rate of 8% per annum until the principal hereof is due and in the manner set forth below; provided that, during the period when, and to the extent that, the principal amount of this Security is held in the Account and is not available for use by the Company, the interest rate shall be equal to the interest earned on such funds. The Company shall pay to the holder a portion of the principal amount of this Security determined by multiplying (x) the principal amount of this Security plus accrued and unpaid interest hereon by (y) one minus the fraction (not to exceed one) obtained by dividing the average of the Closing Prices of the Company's Common Stock for the 10 consecutive Trading Days ending on the Trading Day immediately preceding June 15, 2004 by $6.07 (as adjusted for stock splits, stock combinations, dividends or distributions payable in Common Stock and recapitalizations) in four equal quarterly installments, together with accrued interest thereon, on August 31, 2004, November 30, 2004, February 28, 2005, and May 31, 2005. The remaining principal amount shall be automatically converted on June 15, 2004 into Common Stock so long as (and the Company may not deliver a notice of redemption unless) (i) a shelf registration statement with respect to the resale by the holders of the Common Stock (as hereinafter defined) issuable upon conversion of this Security has been declared effective under the Securities Act by the Commission in accordance with the Registration Rights Agreement, (ii) such shelf registration statement is effective and the use of it has not been suspended on the date notice of redemption is given and (iii) the Company expects such registration statement to remain effective and the use of the registration statement not to be suspended through the redemption date and for the 45 days following the redemption date; otherwise, such remaining principal amount, together with accrued interest thereon, shall be paid in cash.

    The Company, at its option, may pay interest due on each interest payment date either in cash or by issuing a note in the form of Exhibit A hereto (a "PIK Note") having a principal amount equal to the interest due on such date. Interest shall accrue at the rate of 16% per annum on any overdue principal, and to the extent permitted by law, on any overdue interest and in each case shall be payable in cash. The interest so payable on any interest payment date or the PIK Note so issuable will be paid or issued to the Person in whose name this Security (or one or more predecessor Securities) is registered at 5:00 p.m., New York City time, on the regular record date for such interest, which shall be the date two business days immediately prior to the interest payment date.

    Payment of the principal of this Security shall be made upon the surrender of this Security to the Company, at its chief executive office (or such other office within the United States as shall be designated by the Company to the holder hereof) (the "Designated Office"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Payment of interest in cash and all other amounts payable in cash with respect to this Security shall be made by wire transfer to the holder, provided that if the holder shall not have furnished wire instructions in writing to the Company no later than the business day immediately prior to the date on which the Company makes such payment, such payment may be made by U.S. dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Company security register. PIK Notes issued from time to time shall be mailed via certified mail, return receipt requested, to the address of the Person entitled thereto as such address shall appear in the Company security register.

    Whenever there is a reference in this Security, in any context, to the payment of the principal of, or interest on, this Security, such reference shall be deemed to include reference to the payment of Liquidated Damages payable as described in the Registration Rights Agreement to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of this Security, and express reference of payment of Liquidated Damages (if applicable) in any provision of this Security shall not be construed as excluding Liquidated Damages in those provisions of this Security where such express reference is not made. Capitalized terms used and not otherwise defined herein, shall have the respective meanings given to those terms in Section 8 hereof.

    The holder of this Security acknowledges that Congress Financial Corporation (New England) (the "Senior Lender") has a lien on the Company's assets to secure the Company's obligations under the Loan and Security Agreement, dated August 21, 2000, entered into by and among the Senior Lender, the Company and certain subsidiaries of the Company from time to time party thereto, which will be a senior claim on the Company's assets. The Indebtedness represented by this Security is subordinated to the Senior Obligations, as defined in and pursuant to, and to the extent provided in, the Subordination Agreement made as of June 15, 2001 by and among Senior Lender, the Company, certain subsidiaries of the Company, and Polycom.

    1.  Redemption.  This Security is subject to redemption, as a whole or from time to time in part (in any amount that is an integral multiple of $1,000), upon not less than 30 nor more than 60 days' notice in the manner provided in Section 9(b) hereof (provided that any conditions set forth below in this Section 1 are satisfied), at the election of the Company, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date, but interest installments whose stated maturity is on or prior to such redemption date will be payable to the holder of this Security, or one or more predecessor Securities, of record at the close of business on the relevant record dates referred to on the face hereof; provided, however, that the Company may not redeem this Security unless (and the Company may not deliver a notice of redemption unless) (i) a shelf registration statement with respect to the resale by the holders of the Common Stock (as hereinafter defined) issuable upon conversion of this Security has been declared effective under the Securities Act by the Commission in accordance with the Registration Rights Agreement, (ii) such shelf registration statement is effective and the use of it has not been suspended on the date notice of redemption is given and (iii) the Company expects such registration statement to remain effective and the use of the registration statement not to be suspended through the redemption date and for the 45 days following the redemption date.

    2.  Conversion.

      (a) (1) The holder of this Security is entitled at any time and from time to time after the termination of the Merger Agreement and prior to the payment in full of the principal amount of this Security (or, in case this Security is called for redemption or the holder hereof has exercised his right to require the Company to repurchase this Security or a portion hereof pursuant to Section 3 hereof, then in respect of this Security or such portion hereof, as the case may be, until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase) not after, 5:00 p.m., New York City time, on the redemption date or the Repurchase Date, as the case may be), to convert this Security (or any portion of the principal amount hereof that is an integral multiple of $1,000), into fully paid and nonassessable Common Stock (as hereinafter defined) (calculated as to each conversion to the nearest 1/100 of a share) of the Company at the Conversion Rate (as defined below) by surrender of this Security, duly endorsed or assigned to the Company or in blank to the Company at the Designated Office, accompanied by written notice to the Company that the holder hereof elects to convert this Security (or if less than the entire principal amount hereof is to be converted, specifying the portion hereof to be converted). Notwithstanding the foregoing, unless the holder of this Security notifies the Company to the contrary, such holder shall be deemed for all purposes to have converted this Security, subject only to surrender of this Security against delivery of the Common Stock and cash payable for fractional shares issuable upon such conversion (which surrender may take place before or after the date of such deemed conversion, without affecting the validity thereof), immediately prior to the close of business on the redemption date, if this Security is redeemed pursuant to Section 1 hereof.

      (2) Upon surrender of this Security for conversion, the holder will be entitled to payment in cash of the interest accruing on the principal amount of this Security then being converted and unpaid to such date of conversion.

      (3) Subject to Section 2(b) below, no payment or adjustment is to be made on conversion for dividends on the Common Stock issued on conversion hereof. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest, the Company shall pay a cash adjustment, computed on the basis of the Closing Price of the Common Stock on the Trading Day immediately prior to the Company Conversion Date, or, at its option, the Company shall round up to the next higher whole share.

    Notwithstanding any other provision of this Security, the Company shall, if the holder so elects, deliver the Common Stock issuable upon conversion of this Security to any third party designated by the holder.

    If any of the foregoing provisions of this Section 2(a) are inconsistent with applicable law, such law shall govern.

    (b) The Conversion Rate will be subject to adjustments from time to time as follows:

       (i) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company payable in Common Stock, the Conversion Rate in effect at the opening of business on the day following the Determination Date (as hereinafter defined) for such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date and the denominator shall be the sum of such number of shares of Common Stock and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such Determination Date. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.

      (ii) Subject to the last sentence of paragraph (vii) of this Section 2(b), in case the Company shall issue Options to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (ix) of this Section 2(b)) of the Common Stock on the Determination Date for such distribution, the Conversion Rate in effect at the opening of business on the day following such Determination Date shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (ii), the number of shares of Common Stock at any time outstanding shall not include Common Stock held in the treasury of the Company but shall include Common Stock issuable in respect of scrip certificates issued in lieu of fractions of Common Stock. The Company will not issue any rights, options or warrants in respect of Common Stock held in the treasury of the Company.

      (iii) In case outstanding Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (iv) Subject to the last sentence of paragraph (vii) of this Section 2(b), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding (A) any Options referred to in paragraph (ii) of this Section 2(b), (B) any dividend or distribution paid exclusively in cash, (C) any dividend or distribution referred to in paragraph (i) of this Section 2(b) and (D) any merger or consolidation to which Section 2(h) applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (ix) of this Section 2(b)) of the Common Stock on such Determination Date less the then fair market value (as determined in good faith by the Board of Directors of the Company in accordance with the provisions of this Section 2(b)(iv)) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Determination Date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (iv) by reference to the actual or when issued trading market for any securities constituting such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (ix) of this Section 2(b).

      (v) In case the Company shall, by dividend or otherwise, make a Cash Distribution (as hereinafter defined), then, and in each such case, immediately after the close of business on the

  Determination Date for such Cash Distribution, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on such Determination Date by a fraction (A) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (ix) of this Section 2(b)) of the Common Stock on such Determination Date less an amount equal to the quotient of (x) the amount of such Cash Distribution divided by (y) the number of shares of Common Stock outstanding on such Determination Date and (B) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (ix) of this Section 2(b)) of the Common Stock on such Determination Date.

      (vi) In case the Company or any Subsidiary shall make an Excess Purchase Payment (as hereinafter defined), then, and in each such case, immediately prior to the opening of business on the day after the tender offer in respect of which such Excess Purchase Payment is to be made expires, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such tender offer by a fraction (A) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (ix) of this Section 2(b)) of the Common Stock on such Determination Date less an amount equal to the quotient of (x) the Excess Purchase Payment divided by (y) the number of shares of Common Stock outstanding (including any tendered shares) as of the Determination Date less the number of all Common Stock validly tendered and not withdrawn as of the Determination Date and (B) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (ix) of this Section 2(b)) of the Common Stock as of such Determination Date.

     (vii) The partial reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 2(h) applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the Determination Date), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (iii) of this Section 2(b)). Rights or warrants issued by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase Common Stock, which rights or warrants (A) are deemed to be transferred with such Common Stock, (B) are not exercisable and (C) are also issued in respect of future issuances of Common Stock, in each case in clauses (A) through (C) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 2(b) not be deemed issued until the occurrence of the earliest Trigger Event.

     (viii) If and whenever on or after the date of issuance of this Security the Company issues or sells, or in accordance with this Section 2(b) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding (A) shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan or which are issued or deemed to have been issued by the Company upon the issuance, exercise or conversion of the Other Securities and (B) an issuance to which paragraph (ii) of this Section 2(b) applies) for a consideration per share less than a price (the "Applicable Price") equal to the greater of (A) the Conversion Price in effect on the date of such issuance or sale or (B) the Closing Price of the Common Stock on the date of such issuance or sale, then immediately after such issue or sale the

  Conversion Rate then in effect shall be increased to an amount equal to the product of (x) the Conversion Rate in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the product of the Applicable Price multiplied by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale by (2) the sum of the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale and the consideration, if any, received by the Company upon such issue or sale.

      (ix) For the purpose of any computation under paragraphs (ii), (iv), (v), or (vi) of this Section 2(b), the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days commencing ten Trading Days before the earlier of (x) the day in question and (y) the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

      (x) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (x)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (x) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

      (xi) The Company may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (i), (ii), (iii), (iv), (v), (vi) and (viii) of this Section 2(b) as it considers to be advisable in order to avoid or diminish any income tax to any holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

     (xii) For purposes of determining the adjusted Conversion Rate under Section 2(b)(viii) above, the following shall be applicable:

        (A) If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(b)(xii)(A), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Rate shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

        (B) If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(b)(xii)(B), the "lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion or exchange of such Convertible Security. No further adjustment of the Conversion Rate shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Rate had been or is to be made pursuant to other provisions of this Section 2(b)(xii), no further adjustment of the Conversion Rate shall be made by reason of such issue or sale.

        (C) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Rate in effect at the time of such change shall be adjusted to the Conversion Rate which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(b)(xii)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Security are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 2(b)(xii) shall be made if such adjustment would result in a decrease of the Conversion Rate then in effect.

     (xiii) For purposes of determining the adjusted Conversion Rate under Sections 2(b)(viii) and 2(b)(xii), the following shall be applicable:

        (A) If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the Closing Price of such security for the five consecutive Trading Days immediately preceding the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holder of this Security. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five business days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holder of this Security. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne jointly by the Company and the holder of this Security.

        (B) In case any Option is issued in connection with the issue or sale of Other Securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01.

        (C) The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock unless such shares are cancelled.

        (D) If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

    (c) Whenever the Conversion Rate is adjusted as provided in Section 2(b), the Company shall compute the adjusted Conversion Rate in accordance with Section 2(b) and shall prepare a certificate signed by the chief financial officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and shall promptly deliver such certificate to the holder of this Security.

    (d) In case:

       (i) the Company shall declare a dividend or other distribution on its Common Stock payable (A) otherwise than exclusively in cash or (B) exclusively in cash in an amount that would require any adjustment pursuant to Section 2(b); or

      (ii) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

      (iii) of any reclassification of the Common Stock of the Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

      (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

      (v) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Company's outstanding Common Stock (or shall amend any such tender offer);

then the Company shall cause to be delivered to the holder of this Security, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (v) of this Section 2(d).

    (e) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Security, the full number of shares of Common Stock then issuable upon the conversion of this Security.

    (f)  Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of Common Stock on conversion of the Security. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the holder of this Security, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

    (g) The Company agrees that all Common Stock which may be delivered upon conversion of the Security, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable (and shall be issued out of the Company's authorized but unissued Common Stock) and, except as provided in Section 2(f), the Company will pay all taxes, liens and charges with respect to the issue thereof.

    (h) In case of any consolidation of the Company with any other Person, any merger of the Company into another Person or of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the properties and assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such properties and assets, as the case may be, shall execute and deliver to the holder of this Security a supplemental agreement providing that such holder have the right thereafter, during the period this Security shall be convertible as specified in Section 2(a), to convert this Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (including any Common Stock retainable) by a holder of the number of shares of Common Stock of the Company into which this Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated, into which the Company merged or which merged into the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 2(h) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The above provisions of this Section 2(h) shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. In this paragraph, "securities of the kind receivable" upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of Common Stock means securities that, among other things, are registered and transferable under the Securities Act, and listed and approved for quotation in all securities markets, in each case to the same extent as such securities so receivable by a holder of Common Stock. If this Section 2(h) applies to any event or occurrence, then the provisions of Section 2(b) shall not apply.

    (i)  In no event may the holder hereof convert, in the aggregate, amounts owed under this Security (including any Securities issued in replacement hereof) into a number of shares that, when combined with shares converted pursuant to the other notes issued pursuant to the Note Agreement exceeds 19.9% of the fully diluted issued and outstanding shares of the Company. Such percentage shall be calculated in accordance with the shareholder approval guidelines of the Nasdaq National Market.

    (j)  The Company (A) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Securities Exchange Act of 1934 and state securities and Blue Sky laws) for the Common Stock issuable upon conversion of this Security to be lawfully issued and delivered as provided herein, and thereafter publicly traded (if permissible under the Securities Act) and qualified or listed as contemplated by clause (B) (it being understood that the Company shall not be required to register the Common Stock issuable on conversion hereof under the Securities Act except pursuant to the Registration Rights Agreement between the Company and the initial holder of this Security); and (B) will list the Common Stock required to be issued and delivered upon conversion of Securities, prior to such issuance or delivery, on each national securities exchange on which outstanding Common Stock is listed or quoted at the time of such delivery, or if the Common Stock is not then listed on any securities exchange, to qualify the Common Stock for quotation on the Nasdaq National Market or such other inter-dealer quotation system, if any, on which the Common Stock is then quoted.

    3.  Right to Require Repurchase.

    (a) In the event that a Change in Control or a Repurchase Event (each as hereinafter defined) shall occur, then the holder of this Security shall have the right, at such holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, this Security, or any portion of the principal amount hereof that is equal to $1,000 or any integral multiple thereof. Upon the exercise of such repurchase right pursuant to Section 3(b), the repurchase shall take place (the "Repurchase Date") (x) on the date that is five Trading Days after the date on which the holder of this Security delivers a Repurchase Notice if delivered in connection with a Change in Control, and (y) on the date that is five Trading Days after the date on which the holder of this Security delivers a Repurchase Notice in the case of the occurrence of any Repurchase Event; provided that any portion of the principal amount of this Security which has been made available to the Company shall be due within 90 days after the occurrence of an event described in clause (B) or (C) of the definition of Repurchase Event, and in each case at a purchase price equal to the Repurchase Price (as hereinafter defined). The Company agrees to give the holder of this Security notice, in the manner provided in Section 9(b), of any Change in Control or any Repurchase Event, promptly and in any event within two Trading Days of the occurrence thereof; provided that the failure of the Company to give such notice shall not effect the holder's repurchase right under this Section 3.

    (b) To exercise a repurchase right, the holder shall deliver to the Company, together with this Security, written notice of the holder's exercise of such right (a "Repurchase Notice"), which notice shall set forth the name of the holder, the principal amount of this Security to be repurchased (and, if this Security is to be repurchased in part, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby. The holder of this Security may deliver a Repurchase Notice at any time after the occurrence of a Change in Control or Repurchase Event. Such written notice shall be irrevocable, except that the right of the holder to convert this Security (or the portion hereof with respect to which the repurchase right is being exercised) shall continue until the close of business on the Trading Day prior to the Repurchase Date.

    (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the holder the Repurchase Price in cash on or prior to the Repurchase Date.

    (d) If this Security (or portion thereof) is surrendered for repurchase and is not so paid on the Repurchase Date, the principal amount of this Security (or such portion hereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 16% per annum, payable in cash, and shall remain convertible into Common Stock until the principal of this Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

    (e) If this Security is to be repurchased only in part, it shall be surrendered to the Company at the Designated Office (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or his attorney duly authorized in writing), and the Company shall execute and make available for delivery to the holder without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

    (f)  For purposes of this Section 3:

       (i) the term "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934;

      (ii) a "Change in Control" shall be deemed to have occurred at the time, after the original issuance of this Security, of:

        (1) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such Person is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage) other than any such acquisition by the Company or any employee benefit plan of the Company; or

        (2) any consolidation or merger of the Company with or into, any other Person, any merger of another Person with or into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Company to another Person (other than (a) any such transaction pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction and (b) any merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding Common Stock into solely shares of common stock);

      (iii) the "current market price" of a share of Common Stock shall be the Closing Price of the Common Stock on the Trading Day immediately preceding the Repurchase Date; and

      (iv) "Repurchase Event" means the occurrence of any of the following: (A) the Company terminates the Merger Agreement pursuant to Section 8.1(h) thereof or Polycom terminates the Merger Agreement pursuant to Section 8.1(g) thereof following a Triggering Event (as defined in the Merger Agreement); (B) Polycom terminates the Merger Agreement pursuant to

  Section 8.1(d) or Section 8.1(e) thereof; (C) the Merger Agreement is terminated pursuant to Section 8(b)(i) thereof solely due to the failure to satisfy the Minimum Condition (as defined in the Merger Agreement); (D) the Company terminates the Merger Agreement pursuant to Section 8(b)(ii) thereof, other than (1) if such termination occurs following Polycom's refusal to extend the End Date (as defined in the Merger Agreement) after a request from the Company to do so or (2) such termination occurs after May 24, 2002; or (E) the Merger Agreement is terminated as a result of the occurrence of any of the events or circumstances described in clauses (d) through (h) of Anne A to the Merger Agreement.

      (v) "Repurchase Price" means the sum of (a) 100% of the principal amount of this Security to be repurchased pursuant to this Section 3 and (b) accrued and unpaid interest on this Security to the date of payment.

    (g) The holder of this Security agrees that it will not exercise its rights under this Section 3 with respect to any Repurchase Event (other than a Repurchase Event described in clause (A) of the definition thereof) to the extent the Company asserts that the exercise thereof would cause the Company's cash and Cash Equivalents, determined on a consolidated basis in accordance with GAAP, to be less than its current liabilities, determined on a consolidated basis in accordance with GAAP. At any time when the holder of this Security may exercise its rights under this Section 3 with respect to a Repurchase Event, the Company shall provide the holder within 3 business days such information as the holder may reasonably request to establish any assertion by the Company under this Section 3(g). Nothing in this Section 3(g) shall limit Polycom's ability to exercise its rights against the Account.

    4.  Certain Covenants.

    (a) From and after the termination of the Merger Agreement and until the Obligations hereunder are paid in full:

       (i) The Company will maintain or cause to be maintained its and each of its Subsidiaries' corporate or other organizational existence and good standing in its jurisdiction of incorporation and maintain its qualification in each jurisdiction where the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

      (ii) The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulation and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those the noncompliance with which would not have, and which would not reasonably be expected to have, a Material Adverse Effect.

      (iii) The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company or any of its Subsidiaries; provided that, neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

      (iv) The Company will, and will cause each of its Subsidiaries to, (A) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are customarily carried by persons conducting businesses similar to those of the Company and its Subsidiaries and (B) promptly upon holder's request, furnish to holder such information about such insurance as holder may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to holder.

      (v) As soon as available, and in any event within 45 days after the close of each of the quarterly accounting periods in each fiscal year of the Company, the Company shall deliver to holder the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated statements of income and cash flows for such quarterly period and for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and cash flows, comparative figures for the related periods in the prior fiscal year, and which consolidated financial statements shall be certified on behalf of the Company by is chief financial officer as having been prepared in accordance with GAAP and presenting fairly the consolidated financial position of the Company and its consolidated Subsidiaries as at such fiscal quarter and the consolidated results of their operations and cash flows for such fiscal quarter, subject to normal year-end adjustments.

      (vi) Neither Company nor any of its Subsidiaries shall make any Investment in cash in the Equity Securities of any Person except for strategic technological investments for which the holder hereof has given its consent, which consent will not be unreasonably withheld.

     (vii) Neither the Company nor any of its Subsidiaries shall (i) pay any dividends or make any distributions on its Equity Securities other than dividends paid on the Company's common stock paid solely in the Company's common stock; (ii) purchase redeem, retire, defease or otherwise acquire for value any of its Equity Securities; (iii) return any capital to any holder of its Equity Securities; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities; or (v) set apart any sum for any such purpose; provided that any Subsidiary may pay cash dividends to the Company.

     (viii) Neither the Company nor any of its Subsidiaries shall make any payment or distribution in cash to any stockholder or Affiliate of the Company other than payments or distributions made in the ordinary course of business.

    (b) Until the earlier of the closing of the Merger (as defined in the Merger Agreement) or the termination of the Merger Agreement, the Company will comply with Section 5.1 of the Merger Agreement.

    (c) The Company shall not grant a Lien on any of its assets which is junior to the Lien of the Senior Lender other than Liens in favor of Polycom.

    5.  Events of Default.

    (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

       (i) default in the payment of any principal of this Security when it becomes due and payable or default in the payment of any interest upon this Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

      (ii) default by the Company in the performance of its obligations in respect of any conversion of this Security (or any portion hereof) in accordance with Section 2 for a period of 5 days; or

      (iii) failure by the Company to give any notice of a Change in Control required to be delivered in accordance with Section 3(a); or

      (iv) default in the performance, or breach, of any covenant of the Company herein (other than a covenant a default in the performance or breach of which is specifically dealt with elsewhere in this Section 5(a) and other than the covenants set forth in Section 4(b)) and continuance of such default or breach for a period of 45 days after there has been given, in the manner set forth in Section 9(b), to the Company by the holder of this Security a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

      (v) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company, or under any agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, with a principal amount then outstanding in excess of $1,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay the principal of such indebtedness (in whole or in any part greater than $1,000,000) when due and payable or shall have resulted in such indebtedness (in whole or in any part greater than $1,000,000) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, in the manner set forth in Section 9(b), to the Company by the holder of this Security a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

      (vi) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary (as defined below) in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its or their respective property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

     (vii) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company or a Significant Subsidiary, or the filing by either the Company or a Significant Subsidiary of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of either the Company or any Significant Subsidiary, or the making by either the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by either the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or

     (viii) one or more judgments, orders or decrees shall be entered against the Company and/or any of its Significant Subsidiaries involving a liability (whether or not covered by insurance) of $500,000 or more in the aggregate for all such judgments, orders or decrees and such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof.

    (b) If an Event of Default (other than an Event of Default specified in Section 5(a)(vi) or 5(a)(vii)) occurs and is continuing, then in every such case the holder of this Security may declare the principal hereof to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 5(a)(vi) or 5(a)(vii) occurs and is continuing with respect to the Company, the principal of, and accrued interest on, this Security shall ipso facto become immediately due and payable without any declaration or other act of the holders.

    (c) The Company will give the holder of this Security notice, within two Trading Days of the occurrence thereof, of any Event of Default or any event that, with the giving of notice or passage of time or both, would become an Event of Default. Such notice shall be given in the manner provided in Section 9(b).

    (d) The holder of this Security agrees that it will not exercise its rights under this Section 5 to declare the principal and interest on this Security to be immediately due and payable with respect to any Event of Default (other than an Event of Default specified in Section 5(a)(vi) or 5(a)(vii)) to the extent that the Company asserts that the exercise thereof would cause the Company's cash and Cash Equivalents, determined on a consolidated basis in accordance with GAAP, to be less than its current liabilities, determined on a consolidated basis in accordance with GAAP. At any time when the holder of this Security may exercise its rights under this Section 5 with respect to an Event of Default, the Company shall provide the holder within 3 business days such information as the holder may reasonably request to establish any assertion by the Company under this Section 5(d). Nothing in this Section 5(d) shall limit Polycom's ability to exercise its rights against the Account. The holder of this Security agrees that it will not join with any other creditors of the Company to commence an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law.

    6.  Reserved.

    7.  Reserved.

    8.  Definitions.  Capitalized terms used in this Security and not otherwise defined have the meanings given to them in the Note Agreement. Unless otherwise defined in this Security, the following capitalized terms shall have the following respective meanings when used herein:

    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Approved Stock Plan" means any stock option plan, restricted stock plan or stock purchase plan which has been approved by the Board of Directors of the Company pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

    "Cash Distribution" means the distribution by the Company to all holders of its Common Stock of cash, other than any cash that is distributed upon a merger or consolidation to which Section 2(h) applies or as part of a distribution referred to in paragraph (iv) of Section 2(b).

    "Closing Price" means, with respect to the Common Stock of the Company, for any day, the reported last sale price per share on the Nasdaq National Market, or, if the Common Stock is not admitted to trading on the Nasdaq National Market, on the principal national securities exchange or inter-dealer quotation system on which the Common Stock is listed or admitted to trading, or if not admitted to trading on the Nasdaq National Market, or listed or admitted to trading on any national securities exchange or inter-dealer quotation system, the closing bid price per share in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

    "Commission" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities and Exchange Act of 1934, as amended, or the Securities Act, whichever is the relevant statute for the particular purpose.

    "Common Stock" means the Common Stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed. Subject to the provisions of Section 2, shares issuable on conversion or repurchase of this Security shall include only Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of this Security shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

    "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 2(b)(viii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon exercise of this Security.

    "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

    "Conversion Price" on any day shall equal $1,000 divided by the Conversion Rate in effect on such day.

    "Conversion Rate" means (i) the rate of 222.22 shares of Common Stock for each $1,000 principal amount of Security; provided that, if the transactions contemplated by the Merger Agreement are not consummated as a result of either (A) the lack of termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (B) pursuant to Section 8.1(a) of the Merger Agreement or (C) the occurrence of events or circumstances whereby the Company exercises its right under Section 8.1(c) to terminate the Merger Agreement, the rate of 164.74 shares of Common Stock for each $1,000 principal amount of Security, in each case as adjusted from time to time pursuant to Section 2(b).

    "Determination Date" means, in the case of a dividend or other distribution, including the issuance of rights, options or warrants, to shareholders, the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and, in the case of a tender offer, the last time that tenders could have been made pursuant to such tender offer.

    "Equity Securities" of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

    "Excess Purchase Payment" means the product of (A) the excess, if any, of (i) the amount of cash plus the fair market value (as determined in good faith by the Company's Board of Directors) of any non-cash consideration required to be paid with respect to one share of Common Stock acquired or to be acquired in a tender offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock over (ii) the current market price per share as of the last time that tenders could have been made pursuant to such tender offer and (B) the number of shares of Common Stock validly tendered and not withdrawn as of the Determination Date in respect of such tender offer.

    "Indebtedness" means:

      (a) All indebtedness of the Company for money borrowed that is evidenced by notes, debentures, bonds or other securities (including, but not limited to, those which are convertible or exchangeable for securities of the Company);

      (b) All indebtedness of the Company due and owing with respect to letters of credit (including, but not limited to, reimbursement obligations with respect thereto);

      (c) All indebtedness or other obligations of the Company due and owing with respect to interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts and other similar agreements and arrangements;

      (d) All indebtedness consisting of commitment or standby fees due and payable to lending institutions with respect to credit facilities or letters of credit available to the Company;

      (e) All obligations of the Company under leases required or permitted to be capitalized under generally accepted accounting principles;

      (f)  All indebtedness or obligations of others of the kinds described in any of the preceding clauses (a), (b), (c), (d) or (e) assumed by or guaranteed in any manner by the Company or in effect guaranteed (directly or indirectly) by the Company through an agreement to purchase, contingent or otherwise, and all obligations of the Company under any such guarantee or other arrangements; and

all renewals, extensions, refundings, deferrals, amendments or modifications of indebtedness or obligations of the kinds described in any of the preceding clauses (a), (b), (c), (d), (e) or (f); unless in the case of any particular indebtedness, obligation, renewal, extension, refunding, amendment, modification or supplement, the instrument or other document creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, obligation, renewal, extension, refunding, amendment, modification or supplement is subordinate to, or is not superior to, or is pari passu with, this Security.

    "Investment" of any Person means any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expense, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including, without limitation, any Indebtedness incurred by such Person on behalf of any other Person); provided, however, that Investments shall not include accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales or non-exclusive licensing in the ordinary course of such Person's business.

    "Liquidated Damages" has the meaning given to such term in the Registration Rights Agreement.

    "Note Agreement" means the Note Agreement, dated as of June 15, 2001, entered into by and between the Company and Polycom.

    "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

    "Other Securities" means (a) those Options of the Company issued prior to, and outstanding on the date of issuance of this Security and (b) the shares of Common Stock issued upon exercise of such Options, provided that such Options are not amended in any material way after the issuance date of this Security.

    "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

    "Polycom" means Polycom, Inc., a Delaware corporation.

    "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 15, 2001, between the Company and the initial holder of this Security.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Significant Subsidiary" means, with respect to any Person, a Subsidiary of such Person that would constitute a significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X of the Commission.

    "Subsidiary" shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interests having the power to vote, direct or control the management of such partnership, joint venture, limited liability company or other association is at the time directly or indirectly owned and controlled by the Company, and (c) any other entity included in the financial statements of the Company on a consolidated basis.

    "Trading Day" means (i) if the Common Stock is admitted to trading on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; (ii) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; or (iii) if the Common Stock is not admitted to trading on the Nasdaq National Market or listed or admitted for trading on any national securities exchange or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

    9.  Other.

    (a) No provision of this Security shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as herein provided.

    (b) The Company will give prompt written notice to the holder of this Security of any change in the location of the Designated Office. Any notice to the Company or to the holder of this Security shall be given in the manner set forth in the Note Agreement.

    (c) The transfer of this Security is registrable on the register maintained by the Company upon surrender of this Security for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new

Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Such Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith. Prior to due presentation of this Security for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

    (d) This Security shall be governed by and construed in accordance with the internal laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

[The remainder of this page is intentionally left blank]

    IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

Dated: June 15, 2001

PictureTel Corporation
By:	/s/ DALTON T. EDGECOMB

Name:	Dalton T. Edgecomb
Title:	Chief Financial Officer

ELECTION OF HOLDER TO REQUIRE REPURCHASE

    1.  Pursuant to Section 3(a) of this Security, the undersigned hereby elects to have all or a portion of this Security repurchased by the Company.

    2.  The undersigned hereby directs the Company to pay [choose one] (a) it or (b) Name:                                                  ; address:                                                  ; Social Security or Other Taxpayer Identification Number, if any:                                                  , an amount in cash equal to the Repurchase Price, as provided herein.

Dated:

[Holder]
By:

Name:
Title:
Principal amount to be repurchased (an integral multiple of $1,000):
Remaining principal amount following such repurchase (not less than $1,000):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

CONVERSION NOTICE

    The undersigned holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is an integral multiple of $1,000) below designated, into Common Stock in accordance with the terms of this Security, and directs that such shares, together with a check in payment for any fractional share and any Security representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If Common Stock or Securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

[Holder]
By:

Name:
Title:

If shares or Securities are to be registered in the name of a Person other than the holder, please print such Person's name and address:

Name
Address
Social Security or other Taxpayer Identification Number, if any

If only a portion of the Securities is to be converted, please indicate:

1.
Principal amount to be converted: $

2.
Principal amount and denomination of Security representing unconverted principal amount to be issued:

Amount: $

    Denominations: $                          (any integral multiple of $1,000)

EXHIBIT A

Form of PIK Note

    THE INDEBTEDNESS REPRESENTED BY THIS SECURITY IS SUBORDINATED TO THE SENIOR OBLIGATIONS, AS DEFINED IN AND PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT MADE AS OF JUNE      , 2001 BY AND AMONG CONGRESS FINANCIAL CORPORATION (NEW ENGLAND), PICTURETEL CORPORATION, CERTAIN SUBSIDIARIES OF PICTURETEL CORPORATION, AND POLYCOM, INC.

PICTURETEL CORPORATION

8% SENIOR NOTE DUE 2005
SERIES B

No. B-	[$ ]

    PictureTel Corporation, a Delaware corporation (the "Company"), for value received, hereby promises to pay to Polycom, Inc., or registered assigns, the principal sum of      Dollars ($      ) according to the payment schedule set forth below and to pay interest thereon, from May       , 2001, or from the most recent interest payment date to which interest has been paid, quarterly on August 31, November 30, February 28 and May 31 in each year, commencing      , at the rate of 8% per annum until the principal hereof is due and in the manner set forth below; provided that, during the period when, and to the extent that, amounts are held in the Account and are not available for use by the Company, the interest rate shall be equal to the interest earned on such funds. The Company shall pay to the holder a portion of the principal amount of this Security determined by multiplying (x) the principal amount of this Security plus accrued and unpaid interest hereon by (y) one minus the fraction (not to exceed one) obtained by dividing the average of the Closing Prices of the Company's Common Stock for the 10 consecutive Trading Days ending on the Trading Day immediately preceding June      , 2004 by $6.07 (as adjusted for stock splits, stock combinations, dividends or distributions payable in Common Stock and recapitalizations) in four equal quarterly installments, together with accrued interest thereon, on August 31, 2004, November 30, 2004, February 28, 2005, and May 31, 2005.

    The Company, at its option, may pay interest due on each interest payment date either in cash or by issuing a note in the form hereof (a "PIK Note") having a principal amount equal to the interest due on such date. Interest shall accrue at the rate of 16% per annum on any overdue principal, and to the extent permitted by law, on any overdue interest and in each case shall be payable in cash. The interest so payable on any interest payment date or the PIK Note so issuable will be paid or issued to the Person in whose name this Security (or one or more predecessor Securities) is registered at 5:00 p.m., New York City time, on the regular record date for such interest, which shall be the date two business days immediately prior to the interest payment date.

    Payment of the principal of this Security shall be made upon the surrender of this Security to the Company, at its chief executive office (or such other office within the United States as shall be designated by the Company to the holder hereof) (the "Designated Office"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Payment of interest in cash and all other amounts payable in cash with respect to this Security shall be made by wire transfer to the holder, provided that if the holder shall not have furnished wire instructions in writing to the Company no later than the business day immediately prior to the date on which the Company makes such payment, such payment may be made by U.S. dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Company

1

security register. PIK Notes issued from time to time shall be mailed via certified mail, return receipt requested, to the address of the Person entitled thereto as such address shall appear in the Company security register.

    Whenever there is a reference in this Security, in any context, to the payment of the principal of, or interest on, this Security, such reference shall be deemed to include reference to the payment of Liquidated Damages payable as described in the Registration Rights Agreement to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of this Security, and express reference of payment of Liquidated Damages (if applicable) in any provision of this Security shall not be construed as excluding Liquidated Damages in those provisions of this Security where such express reference is not made. Capitalized terms used and not otherwise defined herein, shall have the respective meanings given to those terms in Section 8 hereof.

    The holder of this Security acknowledges that Congress Financial Corporation (New England) (the "Senior Lender") has a lien on the Company's assets to secure the Company's obligations under the Loan and Security Agreement, dated August 21, 2000, entered into by and among the Senior Lender, the Company and certain subsidiaries of the Company from time to time party thereto, which will be a senior claim on the Company's assets. The Indebtedness represented by this Security is subordinated to the Senior Obligations, as defined in and pursuant to, and to the extent provided in, the Subordination Agreement made as of June 15, 2001 by and among Senior Lender, the Company, certain subsidiaries of the Company, and Polycom.

    1.  Redemption.  This Security is subject to redemption, as a whole or from time to time in part (in any amount that is an integral multiple of $1,000), upon not less than 30 nor more than 60 days' notice in the manner provided in Section 9(b) hereof (provided that any conditions set forth below in this Section 1 are satisfied), at the election of the Company, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date, but interest installments whose stated maturity is on or prior to such redemption date will be payable to the holder of this Security, or one or more predecessor Securities, of record at the close of business on the relevant record dates referred to on the face hereof.

    2.  Reserved.

    3.  Right to Require Repurchase.

    (a) In the event that a Change in Control or a Repurchase Event (each as hereinafter defined) shall occur, then the holder of this Security shall have the right, at such holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, this Security, or any portion of the principal amount hereof that is equal to $1,000 or any integral multiple thereof. Upon the exercise of such repurchase right pursuant to Section 3(b), the repurchase shall take place (the "Repurchase Date") (x) on the date that is five Trading Days after the date on which the holder of this Security delivers a Repurchase Notice if delivered in connection with a Change in Control, (y) on the date that is five Trading Days after the date on which the holder of this Security delivers a Repurchase Notice in the case of the occurrence of any Repurchase Event; provided that any portion of the principal amount of this Security which has been made available to the Company shall be due within 90 days after the occurrence of an event described in clause (B) or (C) of the definition of Repurchase Event, and in each case at a purchase price equal to the Repurchase Price (as hereinafter defined). The Company agrees to give the holder of this Security notice, in the manner provided in Section 9(b), of any Change in Control or any Repurchase Event, promptly and in any event within two Trading Days of the occurrence thereof; provided that the failure of the Company to give such notice shall not effect the holder's repurchase right under this Section 3.

    (b) To exercise a repurchase right, the holder shall deliver to the Company, together with this Security, written notice of the holder's exercise of such right (a "Repurchase Notice"), which notice shall set forth the name of the holder, the principal amount of this Security to be repurchased (and, if this

2

Security is to be repurchased in part, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby. The holder of this Security may deliver a Repurchase Notice at any time after the occurrence of a Change in Control or Repurchase Event. Such written notice shall be irrevocable.

    (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the holder the Repurchase Price in cash on or prior to the Repurchase Date.

    (d) If this Security (or portion thereof) is surrendered for repurchase and is not so paid on the Repurchase Date, the principal amount of this Security (or such portion hereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 16% per annum, payable in cash.

    (e) If this Security is to be repurchased only in part, it shall be surrendered to the Company at the Designated Office (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or his attorney duly authorized in writing), and the Company shall execute and make available for delivery to the holder without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

    (f)  For purposes of this Section 3:

       (i) the term "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934;

      (ii) a "Change in Control" shall be deemed to have occurred at the time, after the original issuance of this Security, of:

        (1) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such Person is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage) other than any such acquisition by the Company or any employee benefit plan of the Company; or

        (2) any consolidation or merger of the Company with or into, any other Person, any merger of another Person with or into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Company to another Person (other than (a) any such transaction pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction and (b) any merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding Common Stock into solely shares of common stock);

      (iii) the "current market price" of a share of Common Stock shall be the Closing Price of the Common Stock on the Trading Day immediately preceding the Repurchase Date; and

      (iv) "Repurchase Event" means the occurrence of any of the following: (A) the Company terminates the Merger Agreement pursuant to Section 8.1(h) thereof or Polycom terminates the

3

  Merger Agreement pursuant to Section 8.1(g) thereof following a Triggering Event (as defined in the Merger Agreement); (B) Polycom terminates the Merger Agreement pursuant to Section 8.1(d) or Section 8.1(e) thereof; (C) the Merger Agreement is terminated pursuant to Section 8(b)(i) thereof solely due to the failure to satisfy the Minimum Condition (as defined in the Merger Agreement); (D) the Company terminates the Merger Agreement pursuant to Section 8(b)(ii) thereof, other than (1) if such termination occurs following Polycom's refusal to extend the End Date (as defined in the Merger Agreement) after a request from the Company to do so or (2) such termination occurs after May 24, 2002; or (E) the Merger Agreement is terminated as a result of the occurrence of any of the events or circumstances described in clauses (d) through (h) of Annex A to the Merger Agreement.

      (v) "Repurchase Price" means the sum of (a) 100% of the principal amount of this Security to be repurchased pursuant to this Section 3 and (b) accrued and unpaid interest on this Security to the date of payment.

    (g) The holder of this Security agrees that it will not exercise its rights under this Section 3 with respect to any Repurchase Event (other than a Repurchase Event described in clause (A) of the definition thereof) to the extent the Company asserts that the exercise thereof would cause the Company's cash and Cash Equivalents, determined on a consolidated basis in accordance with GAAP, to be less than its current liabilities, determined on a consolidated basis in accordance with GAAP. At any time when the holder of this Security may exercise its rights under this Section 3 with respect to a Repurchase Event, the Company shall provide the holder within 3 business days such information as the holder may reasonably request to establish any assertion by the Company under this Section 3(g). Nothing in this Section 3(g) shall limit Polycom's ability to exercise its rights against the Account.

    4.  Certain Covenants.

    (a) From and after the termination of the Merger Agreement and until the Obligations hereunder are paid in full:

       (i) The Company will maintain or cause to be maintained its and each of its Subsidiaries' corporate or other organizational existence and good standing in its jurisdiction of incorporation and maintain its qualification in each jurisdiction where the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

      (ii) The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulation and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those the noncompliance with which would not have, and which would not reasonably be expected to have, a Material Adverse Effect.

      (iii) The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company or any of its Subsidiaries; provided that, neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

      (iv) The Company will, and will cause each of its Subsidiaries to, (A) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are customarily carried by persons conducting businesses similar to those of the Company and its Subsidiaries and (B) promptly upon holder's request, furnish to holder such information about such insurance as holder may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to holder.

4

      (v) As soon as available, and in any event within 45 days after the close of each of the quarterly accounting periods in each fiscal year of the Company, the Company shall deliver to holder the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated statements of income and cash flows for such quarterly period and for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and cash flows, comparative figures for the related periods in the prior fiscal year, and which consolidated financial statements shall be certified on behalf of the Company by is chief financial officer as having been prepared in accordance with GAAP and presenting fairly the consolidated financial position of the Company and its consolidated Subsidiaries as at such fiscal quarter and the consolidated results of their operations and cash flows for such fiscal quarter, subject to normal year-end adjustments.

      (vi) Neither Company nor any of its Subsidiaries shall make any Investment in cash in the Equity Securities of any Person except for strategic technological investments for which the holder hereof has given its consent, which consent will not be unreasonably withheld.

     (vii) Neither the Company nor any of its Subsidiaries shall (i) pay any dividends or make any distributions on its Equity Securities other than dividends paid on the Company's common stock paid solely in the Company's common stock; (ii) purchase redeem, retire, defease or otherwise acquire for value any of its Equity Securities; (iii) return any capital to any holder of its Equity Securities; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities; or (v) set apart any sum for any such purpose; provided that any Subsidiary may pay cash dividends to the Company.

     (viii) Neither the Company nor any of its Subsidiaries shall make any payment or distribution in cash to any stockholder or Affiliate of the Company other than payments or distributions made in the ordinary course of business.

    (b) Until the earlier of the closing of the Merger (as defined in the Merger Agreement) or the termination of the Merger Agreement, the Company will comply with Section 5.1 of the Merger Agreement.

    (c) The Company shall not grant a Lien on any of its assets which is junior to the Lien of the Senior Lender other than Liens in favor of Polycom.

    5.  Events of Default.

    (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

       (i) default in the payment of any principal of this Security when it becomes due and payable or default in the payment of any interest upon this Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

      (ii) Reserved; or

      (iii) failure by the Company to give any notice of a Change in Control required to be delivered in accordance with Section 3(a); or

      (iv) default in the performance, or breach, of any covenant of the Company herein (other than a covenant a default in the performance or breach of which is specifically dealt with elsewhere in this Section 5(a) and other than the covenants set forth in Section 4(b)) and continuance of such default or breach for a period of 45 days after there has been given, in the manner set forth in Section 9(b), to the Company by the holder of this Security a written notice

5

  specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

      (v) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company, or under any agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, with a principal amount then outstanding in excess of $1,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay the principal of such indebtedness (in whole or in any part greater than $1,000,000) when due and payable or shall have resulted in such indebtedness (in whole or in any part greater than $1,000,000) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, in the manner set forth in Section 9(b), to the Company by the holder of this Security a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

      (vi) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary (as defined below) in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its or their respective property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

     (vii) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company or a Significant Subsidiary, or the filing by either the Company or a Significant Subsidiary of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of either the Company or any Significant Subsidiary, or the making by either the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by either the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or

     (viii) one or more judgments, orders or decrees shall be entered against the Company and/or any of its Significant Subsidiaries involving a liability (whether or not covered by insurance) of $500,000 or more in the aggregate for all such judgments, orders or decrees and such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof.

6

    (b) If an Event of Default (other than an Event of Default specified in Section 5(a)(vi) or 5(a)(vii)) occurs and is continuing, then in every such case the holder of this Security may declare the principal hereof to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 5(a)(vi) or 5(a)(vii) occurs and is continuing with respect to the Company, the principal of, and accrued interest on, this Security shall ipso facto become immediately due and payable without any declaration or other act of the holders.

    (c) The Company will give the holder of this Security notice, within two Trading Days of the occurrence thereof, of any Event of Default or any event that, with the giving of notice or passage of time or both, would become an Event of Default. Such notice shall be given in the manner provided in Section 9(b).

    (d) The holder of this Security agrees that it will not exercise its rights under this Section 5 to declare the principal and interest on this Security to be immediately due and payable with respect to any Event of Default (other than an Event of Default specified in Section 5(a)(vi) or 5(a)(vii)) to the extent that the Company asserts that the exercise thereof would cause the Company's cash and Cash Equivalents, determined on a consolidated basis in accordance with GAAP, to be less than its current liabilities, determined on a consolidated basis in accordance with GAAP. At any time when the holder of this Security may exercise its rights under this Section 5 with respect to an Event of Default, the Company shall provide the holder within 3 business days such information as the holder may reasonably request to establish any assertion by the Company under this Section 5(d). Nothing in this Section 5(d) shall limit Polycom's ability to exercise its rights against the Account. The holder of this Security agrees that it will not join with any other creditors of the Company to commence an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law.

    6.  Reserved.

    7.  Reserved.

    8.  Definitions.  Capitalized terms used in this Security and not otherwise defined have the meanings given to them in the Note Agreement. Unless otherwise defined in this Security, the following capitalized terms shall have the following respective meanings when used herein:

    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Closing Price" means, with respect to the Common Stock of the Company, for any day, the reported last sale price per share on the Nasdaq National Market, or, if the Common Stock is not admitted to trading on the Nasdaq National Market, on the principal national securities exchange or inter-dealer quotation system on which the Common Stock is listed or admitted to trading, or if not admitted to trading on the Nasdaq National Market, or listed or admitted to trading on any national securities exchange or inter-dealer quotation system, the closing bid price per share in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

    "Commission" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities and Exchange Act of 1934, as amended, or the Securities Act, whichever is the relevant statute for the particular purpose.

7

    "Common Stock" means the Common Stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed. Subject to the provisions of Section 2, shares issuable on conversion or repurchase of this Security shall include only Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of this Security shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

    "Equity Securities" of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

    "Indebtedness" means

      (a) All indebtedness of the Company for money borrowed that is evidenced by notes, debentures, bonds or other securities (including, but not limited to, those which are convertible or exchangeable for securities of the Company);

      (b) All indebtedness of the Company due and owing with respect to letters of credit (including, but not limited to, reimbursement obligations with respect thereto);

      (c) All indebtedness or other obligations of the Company due and owing with respect to interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts and other similar agreements and arrangements;

      (d) All indebtedness consisting of commitment or standby fees due and payable to lending institutions with respect to credit facilities or letters of credit available to the Company;

      (e) All obligations of the Company under leases required or permitted to be capitalized under generally accepted accounting principles;

      (f)  All indebtedness or obligations of others of the kinds described in any of the preceding clauses (a), (b), (c), (d) or (e) assumed by or guaranteed in any manner by the Company or in effect guaranteed (directly or indirectly) by the Company through an agreement to purchase, contingent or otherwise, and all obligations of the Company under any such guarantee or other arrangements; and

all renewals, extensions, refundings, deferrals, amendments or modifications of indebtedness or obligations of the kinds described in any of the preceding clauses (a), (b), (c), (d), (e) or (f); unless in the case of any particular indebtedness, obligation, renewal, extension, refunding, amendment, modification or supplement, the instrument or other document creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, obligation, renewal, extension, refunding, amendment, modification or supplement is subordinate to, or is not superior to, or is pari passu with, this Security.

    "Investment" of any Person means any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expense, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including, without limitation, any Indebtedness incurred by such Person on behalf of any other Person); provided, however, that Investments shall not include accounts receivable or other indebtedness owed by customers of such

8

Person which are current assets and arose from sales or non-exclusive licensing in the ordinary course of such Person's business.

    "Liquidated Damages" has the meaning given to such term in the Registration Rights Agreement.

    "Note Agreement" means the Note Agreement, dated as of June 15, 2001, entered into by and between the Company and Polycom.

    "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

    "Polycom" means Polycom, Inc., a Delaware corporation.

    "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 15, 2001, between the Company and the initial holder of this Security.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Significant Subsidiary" means, with respect to any Person, a Subsidiary of such Person that would constitute a significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X of the Commission.

    "Subsidiary" shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interests having the power to vote, direct or control the management of such partnership, joint venture, limited liability company or other association is at the time directly or indirectly owned and controlled by the Company, and (c) any other entity included in the financial statements of the Company on a consolidated basis.

    "Trading Day" means (i) if the Common Stock is admitted to trading on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; (ii) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; or (iii) if the Common Stock is not admitted to trading on the Nasdaq National Market or listed or admitted for trading on any national securities exchange or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

    9.  Other.

    (a) No provision of this Security shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as herein provided.

    (b) The Company will give prompt written notice to the holder of this Security of any change in the location of the Designated Office. Any notice to the Company or to the holder of this Security shall be given in the manner set forth in the Note Agreement.

    (c) The transfer of this Security is registrable on the register maintained by the Company upon surrender of this Security for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new

9

Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Such Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith. Prior to due presentation of this Security for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

    (d) This Security shall be governed by and construed in accordance with the internal laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

[The remainder of this page is intentionally left blank]

10

    IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

Dated:            , 200

PictureTel Corporation
By:

Name:
Title:
Attest:

Name:
Title:

ELECTION OF HOLDER TO REQUIRE REPURCHASE

    1.  Pursuant to Section 3(a) of this Security, the undersigned hereby elects to have all or a portion of this Security repurchased by the Company.

    2.  The undersigned hereby directs the Company to pay [choose one] (a) it or (b) Name:                                                  ; address:                                                  ; Social Security or Other Taxpayer Identification Number, if any:                                                  , an amount in cash equal to the Repurchase Price, as provided herein.

Dated:

[Holder]
By:

Name:
Title:
Principal amount to be repurchased (an integral multiple of $1,000):
Remaining principal amount following such repurchase (not less than $1,000):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

QuickLinks

  EXHIBIT 99.7